UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2023

COLUMBUS MCKINNON CORPORATION
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

001-34362	16-0547600
(Commission File Number)	(IRS Employer Identification No.)

205 Crosspoint Parkway	Buffalo	NY	14068
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number including area code: (716) 689-5400

_________________________________________________

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMCO	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On April 25, 2023, Columbus McKinnon EMEA GmbH (“Columbus McKinnon EMEA”), a subsidiary of Columbus McKinnon Corporation (the “Company”), entered into a share purchase agreement (the “Purchase Agreement”) by and between Columbus McKinnon EMEA GmbH and montratec Holding S.à r.l. (the “Seller”), pursuant to which Columbus McKinnon EMEA will acquire all of the issued and outstanding capital stock of montratec GmbH (“montratec”), an automation solutions company that designs and develops intelligent automation and transport systems for interlinking industrial production and logistics processes, for a purchase price of €101.25 million, subject to certain customary adjustments for net working capital, cash and cash equivalents, and indebtedness of montratec as set forth in the Purchase Agreement, payable in cash at the transaction closing. In addition, the Purchase Agreement contains the potential for an earn-out payment to be paid to the Seller to be computed as the sum of (i) the amount of EBITDA (as calculated in accordance with the definition thereof in the Purchase Agreement) earned by montratec in fiscal year 2023 in excess of €7.0 million, up to a maximum excess of €2.3 million, multiplied by 5.5 and (ii) the amount of EBITDA (as calculated in accordance with the definition thereof in the Purchase Agreement) earned by montratec in fiscal year 2023 in excess of €9.3 million multiplied by 7.0.

The Purchase Agreement contains representations, warranties and covenants of each party customary for a transaction of this type. Between the date of the Purchase Agreement and the closing date, the Seller has agreed to operate montratec in the ordinary course of business and consistent with the terms of certain pre-closing covenants set forth in the Purchase Agreement. The closing of the acquisition is subject to customary closing conditions for a transaction of this nature.

The representations and warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, such representations and warranties were made only as of the dates specified in the Purchase Agreement. Accordingly, the Purchase Agreement is included in this filing only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding montratec, the Seller or the acquired business.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Conditions
On April 26, 2023, as part of the Transaction Press Release (as defined below), the Company announced certain estimated preliminary financial results for the three months ended March 31, 2023. The full text of the Transaction Press Release and the related presentation slides containing these certain estimated preliminary financial results is attached hereto as Exhibits 99.1 and 99.2, and are incorporated herein by reference.

The information contained in this Item 2.02 and Exhibits 99.1 and 99.2 hereto is deemed “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such filing.

Item 7.01	Regulation FD Disclosure.
On April 26, 2023, the Company issued a press release announcing its entry into the Purchase Agreement (the “Transaction Press Release”). A copy of the Transaction Press Release and the related presentation slides are attached hereto as Exhibits 99.1 and 99.2, and are incorporated herein by reference.

The information contained in this Item 7.01 and Exhibits 99.1 and 99.2 hereto is deemed “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such filing. The furnishing of information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that this Current Report on Form 8-K contains material investor information that is not otherwise publicly available.

Item 9.01	Financial Statements and Exhibits.
(d)  Exhibits.

EXHIBIT NUMBER	DESCRIPTION

2.1	Share Purchase Agreement, dated April 25, 2023, by and between Columbus McKinnon EMEA GmbH, as purchaser, and montratec Holding S.à r.l., as seller.
99.1	Press Release, dated April 26, 2023
99.2	Teleconference Slides, dated April 26, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBUS McKINNON CORPORATION

By:	/s/ Alan S. Korman
Name:	Alan S. Korman
Title:	Senior Vice President Corporate Development,
General Counsel and Secretary

Dated: April 26, 2023